UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2013

PUGET TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-179212	01-0959140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Bellevue Way NE, Suite 411 Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 350-6345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 31, 2013, the Board of Directors of the Registrant, at the request of the Registrant, accepted the resignation of CANUSWA Accounting and Tax Services, Inc. and re-engaged the prior auditor Thomas J. Harris, CPA as its independent registered public accounting firm.  The Board of Directors of the Registrant approved of the resignation of CANUSWA Accounting and Tax Services, Inc. and the re-engagement of Thomas J. Harris CPA.

CANUSWA Accounting and Tax Services, Inc. was engaged on January 24, 2013 and through the date of resignation on January 31, 2013 had not issued any reports or opinions for the Registrant.   There were no disagreements with CANUSWA Accounting and Tax Services, Inc. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedures.  There were no reportable events with CANUSWA Accounting and Tax Services, Inc.

We have provided CANUSWA Accounting and Tax Services, Inc. with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. As of the date of this filing CANUSWA has not provided us with such letter citing they cannot agree with the changes made in the 8-K/A.  We have been unable determine w hat disagreement they have with the Company, and as such are filing this 8-K/a without their letter to comply with the request from the Securities and Exchange Commission that we file this amended 8-K within 5 days. We will file an 8-K/a with their letter as soon as CANUSWA provides us with written notification of what disagreement they have with the Company and the subsequent resolution of the issue.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.
(Registrant)

Date: February 15, 2013	By:	/s/ Andre Troshin
Andre Troshin
Chief Executive Officer Chief Financial Officer

3